Exhibit 23.1

Onestop Assurance PAC
10 Anson Road
#21-14 International Plaza
Singapore 079903
Email:contact@onestop-audit.com Website: www.onestop-audit.com Office Number: 6883 5647

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Amendment No. 2 to Form F-1 (Registration No. 333-292883) of our report dated March 24, 2026, with respect to the consolidated financial statements of Unitrend Entertainment Group Limited.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Onestop Assurance PAC

Singapore

March 24, 2026